Exhibit 10.30


                              EMPLOYMENT AGREEMENT


     This Agreement is made and entered into this 15th day of December, 1997 (the "Effective Date") by and between NAVIDEC, Inc., a Colorado corporation ("Employer"), and Kenneth P. Bero ("Employee").

     1. Employment. Employer hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions of this Agreement. Employee shall serve in the capacity of Vice President of Sales and shall perform such functions as the Board of Directors of Employer shall determine from time to time; provided, however, that Employee's duties shall always be professional in nature and shall utilize and be consistent with the training, talent and ability of Employee.

     2. Full-Time Best Efforts. Employee shall devote his full professional time and attention to the performance of his obligations under this Agreement, and shall at all times perform all of his obligations hereunder to the best of his ability, experience and talent.

     3. Term and Termination. The term of this Agreement shall commence on the Effective Date and shall continue uninterrupted for an initial term of one year, unless sooner terminated by mutual agreement or as provided below in this
Section 3. This Agreement may be otherwise terminated as follows:

          (a) Employer may terminate the employment of Employee hereunder:

               (i)  upon the death of Employee;

               (ii) upon  Employee's  inability,  by reason of sickness or other disability, to perform his obligations hereunder for more than ninety consecutive days;

               (iii) for any reason upon thirty days' prior written notice; or

               (iv) upon thirty days  written  notice to Employee  should any of the following occur:

                    a. The sale of substantially all of Employer's assets to a single purchaser or group of associated purchasers; or,

                    b. The sale, exchange, or other disposition, in one transaction of the majority of Employer's outstanding corporate shares; or

                    c. Employer's decision to terminate its business and liquidate its assets;



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                    d.   The merger or  consolidation  of Employer  with another
                         Company; and

                    e.   Bankruptcy or Chapter 11 reorganization of Employer.

          (b) Employee may terminate his employment hereunder for any reason upon at least ten days' prior written notice to Employer.

     4. Salary. In consideration for his services, Employer shall pay Employee a salary at the rate of $85,000 per annum. Employee's salary hereunder shall be payable in bi-monthly installments, or on such other payment schedule as is used to pay senior executives of Employer. Employee shall be eligible for a salary review to occur for annual increases in salary determined by the Board of Directors of Employer in its sole discretion based upon Employee's performance and the financial performance of Employer.

     5. Additionally, Employer shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Employer's policy.

     6. Employee Benefits. Employee shall be entitled to such employee benefits as are from time to time made available generally by Employer to its senior executives, including, without limitation, paid vacation and sick leave, health insurance, life insurance, disability insurance and office amenities.

     7. Confidentiality.

          (a) Definitions.

               (i) As used herein, "Employer Materials" shall mean all equipment, documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, products, procedures, operations or plans of Employer, whether such items have been prepared by him or by others. "Employer Materials" include, but are not limited to, drawings, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

               (ii) As used herein, the term "Proprietary Information" shall mean the business concepts, inventions, ideas, processes, procedures, techniques, designs and methods for diagnosis and resolution by Employer of customer problems with technology products such as computer hardware and software through a call center for a customer support help desk, and Employer's related technical training center, and similar technical information, including without limitation, information about computer programs, whether or not patentable, utilized or capable of being utilized by Employer in the course of its business as now or hereafter conducted, as well as marketing methods, financial information, demographic and trade area information, market penetration techniques, plans, or schedules, customer profiles, preferences, or statistics, itemized costs and development plans, and all other matters and


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information  developed  by  Employer or any of its  employees,  such as internal business procedures, customer lists, supply information, price lists, market studies and other information constituting or contributing to the operating
capability  of  Employer  and  its  customers;   provided,  however,  that  such
confidential matter is limited to such matters as Employer does not make available to the public without restriction or consideration. All of such Proprietary Information has substantial value to Employer and shall be deemed trade secrets under the Uniform Trade Secrets Act, and applicable Colorado law.

               (iii) As used herein, "Inventions" shall mean all improvements, inventions, works of authorship, trade secrets, technology, layouts, algorithms, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data.

               (iv) As used herein, "Rights" shall mean all patent rights, copyrights, trade secret rights and other intellectual property rights utilized or capable of being utilized by Employer in the course of its business as now or hereafter conducted.

          (b) Rights of Third Parties.

               (i) Employee represents and warrants that Employee's performance of all the terms of this Confidentiality Provision ("Provision") will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to Employee's employment by Employer. Employee has not entered into, and Employee agrees not to enter into, any agreement either written or oral in conflict herewith or in conflict with Employee's employment with Employer.

               (ii) Employee represents and warrants that Employee has not and shall at no time in any manner disclose or otherwise make available to Employer any invention, formula, secret, process, technique, technology or trade secrets or other confidential matter which are the property of any other person, firm, corporation or other organization. Employee shall promptly indemnify Employer and hold it harmless against any actual or contingent liability, expense or cost incurred by it as a result of the breach of the foregoing representations and warranties.

          (c) Confidentiality of Proprietary Information and Employer Materials. Employee acknowledges that all Proprietary Information and Employer Materials, as defined herein, including any confidential matter developed by the Employee during any term of employment by Employer, is the sole and exclusive property of Employer. Employee agrees that the Employee will not disclose such Proprietary Information to any third party or use such Proprietary Information in any way to compete with, or in any way adverse to, Employer, except with the prior written consent of Employer. The obligations hereunder to maintain the confidentiality of Proprietary Information shall not expire. Employee further agrees that Employee will not remove any Employer Materials from the business premises of



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Employer  or deliver  any  Employer  Materials  to any person or entity  outside
Employer, except with the prior written consent of Employer. Upon termination of employment by Employer or upon Employer's request, Employee agrees promptly to return to Employer all tangible materials constituting or evidencing Proprietary Information, including all copies, reproductions and extracts thereof, and other property of Employer, including without limitation Employer Materials.

          (d) Trade Secrets, Copyrightable Works and Inventions.

               (i) Employee will disclose in writing to Employer immediately upon conception thereof all Inventions, as defined herein, whether or not copyrightable or patentable, made or conceived or reduced to practice or developed by him, either alone or jointly with others, during the term of Employee's employment by Employer. Employee will also disclose in writing to Employer all things that would be Inventions if made during the term of Employee's employment by Employer, conceived, reduced to practice, or developed by him within six months after the termination of Employee's employment by Employer.

               (ii) Employee shall assign and turn over to Employer, its successors, nominees and assigns, without any additional compensation whatsoever, any and all Inventions which are made or conceived or reduced to practice or developed by him, either alone or jointly with others, during the term of Employee's employment by Employer, relating or in any way applicable to any business or field of interest of Employer or arising out of any task assigned to him by Employer and shall, at Employer's request and expense, execute, acknowledge and deliver all applications for Copyright and Letters Patent covering such Inventions, in this and all foreign countries, and all assignments, contracts and other documents which may be necessary or requested to vest fully and completely in Employer, its successors, nominees and assigns, the sole ownership of such Inventions and of all copyrights and patents covering the same. Employee shall further cooperate fully with Employer, its successors, nominees and assigns in obtaining, maintaining and defending all such copyrights and patents.

               (iii) Employee agrees that all works of authorship and other copyrightable works created by him, either alone or jointly with others, during the term of Employee's employment by Employer, relating or in any way applicable to any business or field of interest of Employer or arising out of any task assigned to him by Employer, are works made for hire.

               (iv) Employee has attached hereto a complete list of all existing Inventions or improvements to which Employee claims ownership as of the date of this Provision and that Employee desires to specifically clarify are not subject to this Provision, and Employee acknowledges and agrees that such list is complete. If no such list is attached to this Provision, Employee represents that Employee has no such Inventions or improvements at the time of signing this Provision.

               (v) If any Inventions or Rights, as defined herein, assigned hereunder are based on, incorporate or cannot be made and used without violating any Inventions or Rights owned or licensed by him and not assigned hereunder,


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Employee  hereby  grants  Employer  a  perpetual,   world  wide,   royalty-free,
non-exclusive sublicensable right and license to exploit and exercise all such Inventions and Rights in support of Employer's exercise or exploitation of any assigned Inventions or Rights (including any modifications, improvements and derivatives thereof).

          (e) Miscellaneous

               (i) This Provision and all provisions hereof shall bind and inure to the benefit of Employer, the Employee, and their respective heirs, successors, personal representatives and assigns. The obligations under paragraphs 1, 2 and 3 of this Provision shall continue in effect after termination of the Employee's employment by Employer, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on the Employee's part, and Employer is entitled to communicate the Employee's obligations under this Provision to any future employer or potential employer of the Employee.

               (ii) The Employee acknowledges that Employer will be irreparably harmed by any breach hereof, that monetary damages would be inadequate and that Employer shall have the right to have an injunction or other equitable remedies imposed in relief of, or to prevent or restrain, such breach. The Employee agrees that Employer shall also be entitled to any and all other relief available under law or equity for such breach.

               (iii) If any legal action arises under this Provision by reason of any asserted breach of this Provision, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney fees incurred in enforcing or attempting to enforce any of the terms, covenants, or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorney fees, incurred in any appeal from an action brought to enforce any of the terms, covenants, or conditions.

     8. Other.

          (a) Entire Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, written or oral. No waiver under this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith. This Agreement may be amended at any time, provided that such agreement is in writing and is signed by each of the parties hereto.

          (b) Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision may be severed or enforced to the extent possible, and such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement.

          (c) Binding Effect. This Agreement may not be assigned by Employee. Subject to that limitation, this Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs and personal representatives, and shall be binding upon and shall inure to the benefit of Employer, its successors and assigns.


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          (d) Governing Law. This Agreement and all questions  arising hereunder shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


EMPLOYER:                              EMPLOYEE:

NAVIDEC, INC.


By:  /s/  Ralph Armijo                 /s/  Kenneth P. Bero
     ------------------------------    -------------------------------------
          Ralph Armijo, President      Kenneth P. Bero, Vice President of Sales


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